Exhibit 99.1

FOR IMMEDIATE RELEASE

BANK7 CORP. TO ACQUIRE CORNERSTONE BANK

ACQUISITION ADDS CORE FUNDING TO BANK7’S EXISTING DEPOSIT BASE AND EXPANDS ITS SCALE IN THE OKLAHOMA MARKET

OKLAHOMA CITY, October 7, 2021 – Bank7, through its parent, Bank7 Corp. (NASDAQ: BSVN), has entered into a definitive agreement to acquire Cornerstone Bank (“Cornerstone”) and its parent company. Cornerstone has assets of $241 million, total deposits of $215 million, and total loans of $116 million as of June 30, 2021.

“We are pleased to welcome the employees and customers of Cornerstone to Bank7. Both institutions have a long history of providing banking services in the Oklahoma market and we look forward to continuing Cornerstone’s legacy that dates back to 1928,” said Thomas L. Travis, Chief Executive Officer of Bank7. “This addition is a great fit for Bank7, as it adds scale to our Oklahoma market and increases core funding for our continued growth.”

Randy Barrett, Chairman of Cornerstone commented, “In choosing to partner with Bank7, we are confident that they will continue to care for our community, our employees and our customers. We respect their organization and are excited to join them. Our employees and customers will benefit from Bank7’s broader offering of products and services, as well as its ability to accommodate larger financing needs.”

As of June 30, 2021, the combined institutions would have approximately $1.4 billion in assets. The transaction is expected to close in the fourth quarter of 2021. After closing, Bank7 will operate 12 branches in Oklahoma, Texas, and Kansas.

The board of directors of both parties have unanimously approved the definitive agreement. Additionally, the seller’s directors and executive officers have entered into agreements whereby they have committed to vote their shares in favor of the transaction. The closing of the acquisition is subject to satisfaction of customary closing conditions, including regulatory approvals and approval of the seller’s shareholders.

Bank7 was advised in this transaction by Keefe, Bruyette & Woods, A Stifel Company, and Paul Foster Law Offices, P.C. served as legal counsel. The sellers were advised by D.A. Davidson, and McAfee & Taft served as legal counsel.

Investor Presentation
The financial details of this transaction are illustrated in an investor presentation created for this announcement, which was filed on a Form 8-K on the date hereof and will be made available at https://ir.bank7.com/events-and-presentations.

About Bank7 Corp.
We are Bank7 Corp., a bank holding company headquartered in Oklahoma City, Oklahoma. Through our wholly-owned subsidiary, Bank7, we operate nine locations in Oklahoma, the Dallas/Fort Worth, Texas metropolitan area and Kansas. We are focused on serving business owners and entrepreneurs by delivering fast, consistent and well-designed loan and deposit products to meet their financing needs. We intend to grow organically by selectively opening additional branches in our target markets as well as pursuing strategic acquisitions.

Forward-Looking Statements
This press release and oral statements made regarding the subject of this press release contain forward-looking statements. These forward-looking statements are subject to significant uncertainties because they are based upon: the amount and timing of future changes in interest rates, market behavior, and other economic conditions; future laws, regulations, and accounting principles; changes in regulatory standards and examination policies, expectations regarding the expenses related to, and the cost-savings resulting from the integration the seller’s operations with our own, and a variety of other matters. These other matters include, among other things, the impact of COVID-19 on the United States economy and our operations, the direct and indirect effect of economic conditions on interest rates, credit quality, loan demand, liquidity, and monetary and supervisory policies of banking regulators. These forward-looking statements reflect Bank7 Corp.’s current views with respect to, among other things, future events, successful and efficient integration of the seller’s operations with our own, and Bank7 Corp.’s financial performance. Any statements about Bank7 Corp.’s expectations, beliefs, plans, predictions, forecasts, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as “anticipate,” “believes,” “can,” “could,” “may,” “predicts,” “potential,” “should,” “will,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” “intends” and similar words or phrases. Any or all of the forward-looking statements in (or conveyed orally regarding) this press release may turn out to be inaccurate. The inclusion of or reference to forward-looking information in this press release should not be regarded as a representation by Bank7 Corp. or any other person that the future plans, estimates or expectations contemplated by Bank7 Corp. will be achieved. Bank7 Corp. has based these forward-looking statements largely on its current expectations and projections about future events and financial trends that Bank7 Corp. believes may affect its financial condition, results of operations, business strategy and financial needs. Bank7 Corp.’s actual results could differ materially from those anticipated in such forward-looking statements as a result of risks, uncertainties and assumptions that are difficult to predict, including risks, uncertainties and assumptions related to the integrations of the seller’s operations with our own,. If one or more events related to these or other risks or uncertainties materialize, or if Bank7 Corp.’s underlying assumptions prove to be incorrect, actual results may differ materially from what Bank7 Corp. anticipates. You are cautioned not to place undue reliance on forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made and Bank7 Corp. undertakes no obligation to update or revise any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events, except as may be required by law. All forward-looking statements herein are qualified by these cautionary statements.

CONTACT:
Thomas Travis
President & CEO
(405) 810-8600

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